Exhibit 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the reference to our firm under the caption "EXPERTS" in Valhi, Inc.'s Registration Statement on Form S-8 pertaining to the Valhi, Inc. 1987 Stock Option - Stock Appreciation Rights Plan, and to the incorporation by reference therein of our reports dated February 25, 1994 with respect to the consolidated financial statements and financial statement schedules of Valhi, Inc. and Subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 1993.






                                   COOPERS & LYBRAND


Dallas, Texas
May 12, 1994


                                   Exhibit 23.2




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the reference to our firm under the caption "EXPERTS" in Valhi, Inc.'s Registration Statement (Form S-8) pertaining to the Valhi, Inc. 1987 Stock Option - Stock Appreciation Rights Plan, and to the incorporation by reference therein of our reports dated January 28, 1994 relating to the consolidated financial statements and financial statement schedules of the Amalgamated Sugar Company for each of the three years in the period ended December 31, 1993.







                                   KPMG PEAT MARWICK



Salt Lake City, Utah
May 12, 1994
                                   Exhibit 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement pertaining to the Valhi, Inc. 1987 Stock Option - Stock Appreciation Rights Plan of our reports dated January 28, 1994 included in Valhi, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993 and to all references to our firm included in this Registration Statement.




                                   ARTHUR ANDERSEN & CO.



Portland, Oregon,
May 12, 1994